Exhibit 99.1

Contacts:	Brian Lynch Patrick Burke (760) 931-1771

Callaway Golf Company Completes Merger with Topgolf,

Creating an Unrivaled Global Leader in the Game of Golf

CARLSBAD, CA and DALLAS, TX / March 8, 2021 / PRNewswire / — Callaway Golf Company (“Callaway”) (NYSE:ELY) and Topgolf International, Inc. (“Topgolf”) announced today that the companies have completed their previously announced merger, following approval by shareholders of both companies. The combined enterprise creates an unrivaled tech-enabled golf company delivering leading golf equipment, apparel and entertainment.

Topgolf is a leading tech-enabled golf entertainment business, with an innovative platform comprised of its groundbreaking open-air venues, revolutionary Toptracer technology, and innovative media platform. Callaway is a leader in the global golf equipment market with a scale position in active-lifestyle soft goods and a proven ability to deliver strong results.

“Callaway and Topgolf are just better together,” said Chip Brewer, President and Chief Executive Officer of Callaway. “Callaway’s leadership in the global golf equipment market and geographic diversity, combined with Topgolf’s revolutionary technology platform and access to golfers of all abilities, will allow both companies to accelerate growth and create competitive advantages. This transformational merger has already created and will continue to create meaningful shareholder value. We are very excited to begin this next chapter and I cannot wait to see what we can accomplish together.”

Erik Anderson, Executive Chairman of Topgolf, added, “I am tremendously proud of everything we’ve achieved at Topgolf since our founding in 2000. Our dedicated team of associates, groundbreaking Toptracer technology, and proprietary venues and media platforms have transformed the intersection of sports and entertainment. Together with Callaway, Topgolf has the opportunity to build upon its rapid growth story, bring the Topgolf experience to new communities and advance our mission of making golf a more inclusive and accessible game.”

Transaction Details

Under the terms of the merger agreement, which was previously announced on October 27, 2020, Callaway issued approximately 90 million shares of its common stock to the shareholders of Topgolf, excluding Callaway, which previously held approximately 14% of Topgolf’s outstanding shares. Immediately following the merger, Callaway shareholders owned approximately 51.3% and former

Topgolf shareholders (excluding Callaway) owned approximately 48.7% of the outstanding shares of the combined company.

Board of Directors for the Combined Company

The combined company’s Board of Directors now consists of 13 directors, including three new directors appointed by Topgolf shareholders. Chip Brewer will continue to lead the combined company as President and Chief Executive Officer. Dolf Berle will continue to lead the Topgolf business through a transition period, at which time he intends to step down to pursue other leadership opportunities. John Lundgren will continue as Chairman of the Board of the combined company, while Erik Anderson will serve as Vice Chairman.

The combined company will be headquartered in Carlsbad, California with Topgolf continuing to operate from its headquarters in Dallas, Texas.

Goldman Sachs served as the financial advisor and Latham & Watkins LLP served as legal counsel to Callaway. Morgan Stanley & Co. LLC and J.P. Morgan served as financial advisors and Weil, Gotshal & Manges LLP served as legal counsel to Topgolf.

Notice of Inducement Equity Awards

In connection with the merger, and effective as of the closing date, Callaway granted to 189 employees of Topgolf an aggregate of 385,389 inducement performance stock unit (“PSU”) awards (at the target level) and an aggregate of 456,274 inducement restricted stock unit (“RSU”) awards. The awards were granted under Callaway’s 2021 Employment Inducement Plan, which provides for the granting of equity awards to new employees of Callaway. The RSU and PSU awards were approved by Callaway’s Board of Directors and/or Compensation and Management Succession Committee and were granted as an inducement material to the new employees entering into employment with Callaway, in accordance with New York Stock Exchange Rule 303A.08.

The RSU awards will vest and the restrictions will lapse in three equal annual installments commencing on the one-year anniversary of the grant date, subject to continued employment through each applicable vesting date.

The PSUs will vest after three years based on performance against certain corporate financial objectives over a three-year performance period beginning January 1, 2021 and ending December 31, 2023. The number of shares earned under the PSUs may be 617,689 in the aggregate if maximum performance is achieved during this three-year period. However, final vesting of the PSUs will not occur until the third anniversary of the grant date, following the end of the three-year performance period, and will be subject to continued employment through that date.

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About Callaway Golf Company

Callaway Golf Company (NYSE: ELY) is a premium golf equipment and active lifestyle company with a portfolio of global brands, including Callaway Golf, Odyssey, OGIO, TravisMathew and Jack Wolfskin. Through an unwavering commitment to innovation, Callaway manufactures and sells premium golf clubs, golf balls, golf and lifestyle bags, golf and lifestyle apparel and other accessories. For more information please visit www.callawaygolf.com, www.odysseygolf.com, www.OGIO.com, www.travismathew.com, and www.jack-wolfskin.com.

About Topgolf Entertainment Group

Topgolf Entertainment Group is a technology-enabled global sports and entertainment leader built on a foundation of community, inclusivity and fun. What started as a simple idea to enhance the game of golf has grown into a movement where people from all walks of life connect at the intersection of technology and sports entertainment. Topgolf Entertainment Group’s platforms include Topgolf venues, Topgolf Media, Topgolf International, Toptracer and Topgolf Swing Suite. To learn more about Topgolf, visit www.topgolfentertainmentgroup.com or follow Topgolf on Instagram, Facebook, Twitter and LinkedIn.

Contacts

Investors:

Brian Lynch

Patrick Burke

(760) 931-1771

invrelations@callawaygolf.com

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “may,” “should,” “will,” “could,” “would,” “anticipate,” “plan,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger with Topgolf, including the anticipated operations, financial position, liquidity, performance, prospects, competitive advantages, shareholder value or growth and scale opportunities of Callaway, Topgolf or the combined company, the strategies, prospects, plans, expectations or objectives of management of Callaway or Topgolf for future operations of the combined company, continued demand for and accessibility to golf, and statements of belief and any statements of assumptions underlying any of the foregoing.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: costs, expenses or difficulties related to the merger with Topgolf, including the integration of the Topgolf business; failure to realize the expected benefits and synergies of the merger with Topgolf in the expected timeframes or at all; the potential impact of the consummation of the merger on relationships with Callaway’s and/or Topgolf’s employees, customers, suppliers and other business partners; the risk of litigation or regulatory actions to Callaway and/or Topgolf; inability to retain key personnel; changes in legislation or government regulations affecting Callaway and/or Topgolf; disruptions to business operations of Callaway and Topgolf from additional regulatory restrictions in response to the COVID-19 pandemic (such as travel restrictions, government-mandated shut-down orders or quarantines) or voluntary “social distancing” that affects employees, customers and suppliers; production delays, closures of manufacturing facilities, retail locations, venues, warehouses and supply and distribution chains; staffing shortages as a result of remote working requirements or otherwise; uncertainty regarding global economic conditions, particularly the uncertainty related to the duration and impact of the COVID-19 pandemic, and related decreases in customer demand and spending; decrease in participation levels in golf generally; and economic, financial, social or political conditions that could adversely affect Callaway, Topgolf or the combined company.

The foregoing list is not exhaustive. For additional information concerning these and other risks and uncertainties that could affect these statements, the golf industry, and Callaway’s business, see Callaway’s Annual Report on Form 10-K for the year ended December 31, 2020 as well as other risks and uncertainties detailed from time to time in Callaway’s reports on Forms 10-Q and 8-K subsequently filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Callaway undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.